EXHIBIT 99.1

Brookfield Selected by Nuclear Liabilities Fund for Multi-Decade Investment Mandate

Initial $1bn (c.£750 million) commitment will be invested across Brookfield’s global investment strategies
Investment portfolio structured to reinvest capital and deliver long term compounding
Partnership aims to help the Nuclear Liabilities Fund achieve the required returns to cover the future costs of nuclear decommissioning in the UK

LONDON and NEW YORK, Sept. 08, 2026 (GLOBE NEWSWIRE) -- Brookfield today announced that it has been selected by the Nuclear Liabilities Fund ("NLF") to manage a long-term, multi-asset investment mandate, with an initial $1bn commitment.

The mandate will be managed by Brookfield’s Investment Solutions Group (“ISG”). Building on Brookfield’s longstanding experience developing customized solutions for institutional investors, ISG draws on the investment capabilities across Brookfield to construct portfolios tailored to clients’ specific objectives, risk parameters and investment horizons. ISG is chaired by Oaktree Co-Chairman Howard Marks and led by Alper Daglioglu.

NLF’s portfolio will invest globally across Brookfield’s infrastructure, energy, private equity, real estate and private credit strategies. Investments are expected to include a combination of fund commitments, direct investments and co-investments.

The partnership has been structured around the distinctive long-term nature of NLF’s liabilities associated with decommissioning eight of the UK’s nuclear power stations. By aligning the investment horizon of the portfolio with NLF’s multi-decade funding requirements, the mandate is designed to support long-term capital growth and compounding of investment returns over an extended period, with the goal of helping NLF meet future decommissioning costs.

For NLF, the mandate supports its purpose to invest assets responsibly so that future decommissioning costs can be met without unnecessary reliance on taxpayers. The portfolio will emphasize disciplined capital allocation, with investment proceeds expected to be reinvested into new opportunities over time rather than routinely distributed, enabling capital to remain invested across market cycles and seeking to enhance long-term net investment outcomes.

Alper Daglioglu, Head of Brookfield’s Investment Solutions Group, said: “NLF has an exceptionally long investment horizon, and that creates an opportunity to invest differently. Our partnership is built on a shared belief in long-term thinking, disciplined capital allocation and the power of compounding over decades. We will draw on the breadth of Brookfield capabilities to customize a portfolio around NLF’s specific objectives and continue to evolve that portfolio as opportunities and needs change over time. We are honored by the trust NLF has placed in us and recognize the responsibility that comes with this mandate.”

Melissa Hope, CEO of the Nuclear Liabilities Fund, said: “Our mandate is to ensure that sufficient assets are available to meet the future costs of decommissioning eight of the UK’s nuclear power stations. Following a competitive selection process, Brookfield stood out for its depth of global investment capability, long-term perspective and disciplined approach to portfolio construction and governance. This partnership is designed to support our obligations over a multi-decade horizon and Brookfield’s breadth of capabilities, long-term investment approach and experience investing through multiple market cycles make them a natural partner for this important mandate. We look forward to working together in the years ahead.”

About Brookfield Asset Management

Brookfield Asset Management Ltd. (NYSE: BAM, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world – including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield's heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles.

For more information, please visit our website at www.brookfield.com.

About the Nuclear Liabilities Fund

Established in 1996, the Nuclear Liabilities Fund is an independent ring-fenced fund to meet the costs of decommissioning eight nuclear power stations in the UK. To date circa £3bn of decommissioning costs have been paid. The decommissioning programme is expected to continue into the next century, with NLF protecting both current and future generations from costs associated with generation of nuclear power. NLF assets are invested to optimise growth and achieve returns to meet the fund’s long-term obligations.

For more information, please visit our website at www.nlf.uk.net.

Contact Information

Brookfield Simon Maine Managing Director, Communications Tel: +44 (0) 739 890 9278 Email: simon.maine@brookfield.com	Nuclear Liabilities Fund Email: info@nlf.uk.net

Notice to Readers

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this press release include statements referring to the structure and impact of the partnership between Brookfield and NLF.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to Brookfield or that that Brookfield currently believes are not material, could cause actual results or events to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to Brookfield as of the date of this press release. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.